Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated August 18, 2025, relating to the financial statements of American Exceptionalism Acquisition Corp. A as of July 28, 2025, and for the period from July 11, 2025 (inception) through July 28, 2025, appearing in the Registration Statement on Form S-1, File No. 333-289701.

/s/ WithumSmith+Brown, PC

New York, New York
September 25, 2025